As filed with the Securities and Exchange Commission on February 20, 2007
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ABN AMRO HOLDING N.V.

             The Netherlands                      Not Applicable
     (Jurisdiction of Incorporation)   (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                                1082 PP Amsterdam
                                 The Netherlands
                                (31-20) 628-7835
               (Address of Principal Executive Offices, Including
                         Zip Code and Telephone Number)

                   ABN AMRO Global Key Employee Retention Plan
                            (Full Title of the Plan)

              Guy Rounsville                      Herbert Biern
     General Counsel - North America      Head of Compliance/Regulatory
         La Salle Bank Corporation         Affairs-North America
         135 South La Salle Street           La Salle Bank Corporation
          Chicago, Illinois 60603               55 East 52nd Street
              (312) 904-5496                    New York, NY 10055
                                                  (212) 409-7447

            (Name, Address, including Zip Code, and Telephone Number,
                   Including Area Code, of Agents for Service)

                                 With a copy to:
                             Kenneth A. Raskin, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036
                                 (212) 819-8508

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed
                                                           Maximum             Proposed
                                           Amount         Offering             Maximum            Amount of
                                            to be           Price             Aggregate         Registration
Title of Securities to be Registered     Registered     Per Share(1)      Offering Price(1)        Fee(1)
-------------------------------------   ------------   --------------    -------------------   --------------
ABN AMRO Global Key Employee
 Retention Plan Units(2)                $ 55,000,000              100%   $        55,000,000   $        5,885

(1) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee.

(2) ABN AMRO Global Key Employee Retention Plan Units are unsecured contractual obligations of the Registrant to pay in the future the balance of vested deferred compensation accounts the value of which is adjusted to reflect notional or deemed earnings and losses.

================================================================================

                                     PART I

          The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

ITEM 1.   PLAN INFORMATION.

          Not required to be filed in the Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed in the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated herein by reference:

          (1) The Annual Report on Form 20-F of ABN AMRO Holding N.V. ("ABN AMRO", the "Company" or the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 2005, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (2) ABN AMRO's Reports on Form 6-K furnished to the Commission on February 16, 2007, February 14, 2007, January 26, 2007, January 25, 2007, January 24, 2007, January 9, 2007, November 13, 2006,
               October 20, 2006, October 12, 2006, October 6, 2006, September 29, 2006, September 15, 2006, September 14, 2006, August 16,
               2006, August 9, 2006, August 4, 2006 (announcing ABN AMRO's exercise of its right to acquire remaining Banca Antonveneta shares and its agreement in principle to sell certain activities of Bouwfonds), June 30, 2006, June 14, 2006, April 28, 2006,
               March 31, 2006, March 16, 2006, March 2, 2006 and February 2,
               2006.

          All documents subsequently filed by ABN AMRO, and all documents subsequently filed under ABN AMRO Global Key Employee Retention Plan (the "Plan"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          ABN AMRO Global Key Employee Retention Plan (the "Plan") is an element of ABN AMRO Holding N.V.'s discretionary compensation package designed to retain key employees of ABN AMRO Holding N.V. and its subsidiaries. Under the Plan, a pre-tax amount of each participant's annual bonus, as determined by the Plan Committee based on the amount of the bonus, is deferred and allocated to Plan units which track the value of certain investments and are normally paid out following "vesting." The obligations under the Plan are unsecured general obligations of ABN AMRO Holding N.V. or its subsidiary to pay at a future date any amounts to which a participant is entitled under the terms of the Plan. A memorandum bookkeeping account is maintained for each participant under the Plan to which deferrals of each participant's compensation under the Plan are credited. Each account is also adjusted to reflect notional or deemed earnings and losses. The amount of each participant's benefit under the Plan equals the value of each participant's account, subject to the vesting provisions of the Plan. Plan units do not give the participants any rights to or interest in any investments, but simply track the value of certain investments, so that any entitlement a participant may have would be in relation to the economic value of these underlying investments and not to the underlying investments themselves.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Articles of Association of Registrant contain no provisions under which any member of the Supervisory Board or the Managing Board or any officer is indemnified in any manner against any liability which he or she may incur in the capacity as such. However, the Articles of Association of Registrant provide that the annual accounts shall be adopted at the shareholders meeting and that the shareholders meeting shall make all decisions regarding the discharge of the members of Registrant's Managing Board and Supervisory Board in respect of their management and supervision respectively. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to Registrant's shareholders. Furthermore, this discharge may not set aside general rules regarding liability of the members of the Managing Board with regard to the proper fulfillment of their task.

          Certain officers and members of the Supervisory Board and the Managing Board of Registrant are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.
-------   ----------------------------------------------------------------------
    4.1   Rules of the ABN AMRO Global Key Employee Retention Plan.*

    5.1   Opinion of NautaDutilh N.V.*

    5.2   Opinion of White & Case LLP.*

   23.1 Consent of Ernst & Young Accountants, Independent Registered Public Accounting Firm.*

   23.2 Consent of NautaDutilh N.V. (included in their opinion filed as Exhibit 5.1).*

   23.3   Consent of White & Case LLP (included in their opinion filed as
          Exhibit 5.2).*

   24.1   Power of Attorney (included in the signature pages hereof).*

*  Filed herewith.

ITEM 9.   UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be ( deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of February, 2007 in the city of London, England in the case of Simon Rogers and in the city of Amsterdam, The Netherlands in the case of David Clifford.

                             ABN AMRO Holding N.V.
                             (Registrant)


                             By: /s/ Simon Rogers
                                 -----------------------------------------------
                                 Name: Simon Rogers
                                 Title: Global Head of International Assignments


                             By: /s/ David Clifford
                                 -----------------------------------------------
                                 Name: David Clifford
                                 Title: Head of CoE Rewards

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below, constitutes and appoints Cheryl Avery, Robert Church, Simon Rogers and David Clifford our true and lawful attorneys-in-fact and agents, upon the action of any two of such appointees, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable ABN AMRO Holding N.V. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                       Titles                       Date
--------------------------------------------      ------------------------------     ---------------
                                                      Chairman of the Managing       February 19, 2007
        / S / R.W.J. Groenink                                  Board
--------------------------------------------       (Principal Executive Officer)
            R.W.J. Groenink

        / S / H.Y. Scott-Barrett                  Member of the Managing Board       February 19, 2007
--------------------------------------------      (Principal Financial Officer)
             H.Y. Scott-Barrett

             / S / P. Hofste                      (Principal Accounting Officer)     February 19, 2007
--------------------------------------------
                P. Hofste

                                                  Member of the Managing Board       February 19, 2007
--------------------------------------------
             H.G. Boumeester

             / S / W.G. Jiskoot                   Member of the Managing Board       February 19, 2007
--------------------------------------------
              W. G. Jiskoot


             / S / J.Ch.L. Kuiper                 Member of the Managing Board       February 19, 2007
--------------------------------------------
               J.Ch.L. Kuiper

             / S / P.S. Overmars                  Member of the Managing Board       February 19, 2007
--------------------------------------------
                P.S. Overmars

             / S / R. Teerlink
--------------------------------------------      Member of the Managing Board       February 19, 2007
                R. Teerlink

AUTHORIZED REPRESENTATIVE

By:     /s/ Annemieke van der Werff
        ------------------------------------
        Annemieke van der Werff as the
        duly authorized representative of
        ABN AMRO Holding N.V. in the United
        States

Date:   February 20, 2007


AUTHORIZED REPRESENTATIVE

By:     /s/ Norman Bobins
        ------------------------------------
        Norman Bobins as the
        duly authorized representative of
        ABN AMRO Holding N.V. in the United
        States

Date:   February 20, 2007

                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authored, in the city of London, England, on this 20th day of February, 2007.



                                     ABN AMRO Global Key Employee Retention Plan
                                     (Registrant)


                                     By:
                                         /s/ Simon Rogers
                                         ---------------------------------------
                                         Simon Rogers, Authorized signatory

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------------------------------------------------------------
       4.1     Rules of the ABN AMRO Global Key Employee Retention Plan.*

       5.1     Opinion of NautaDutilh N.V.*

       5.2     Opinion of White & Case LLP.*

      23.1 Consent of Ernst & Young Accountants, Independent Registered Public Accounting Firm.*

      23.2 Consent of NautaDutilh N.V. (included in their opinion filed as Exhibit 5.1).*

      23.3     Consent of White & Case LLP.* (included in their opinion filed as
               Exhibit 5.2).*

      24.1     Power of Attorney (included in the signature pages hereof).*

*  Filed herewith.